99.5 Effect of changes on amounts previously reported for full year 2009.

	USD 000's	2009	Merge PMC	Reclassify Primaloft	Full year 2009
		As reported	and EF	to Discontinued	in 2012 format
Net sales	PMC	$ 609,897	$ (609,897)		$ -
	Machine Clothing	-	684,805		684,805
	EF	74,908	(74,908)		-
	Composites	33,824			33,824
	Primaloft	18,992		(18,992)
	Total	$ 737,621	$ -	$ (18,992)	$ 718,629

Gross margin	PMC	$ 228,301	$ (228,301)		$ -
	Machine Clothing	-	251,634		251,634
	EF	23,333	(23,333)		-
	Composites	(2,487)			(2,487)
	Primaloft	8,853		(8,853)	-
	Non Segment	(4,714)			(4,714)
	Total	$ 253,286	$ -	$ (8,853)	$ 244,433

Selling, technical	PMC	$ 118,736	$ (118,736)	$ -	$ -
general and research	Machine Clothing	-	134,711		134,711
expenses	EF	15,975	(15,975)		-
	Composites	3,875			3,875
	Primaloft	5,103		(5,103)	-
	Research	23,849			23,849
	Non Segment	53,700		(95)	53,605
	Total	$ 221,238	$ -	$ (5,198)	$ 216,040

Restructuring	PMC	$ 66,941	$ (66,941)		$ -
included in segment	Machine Clothing	-	71,252		71,252
	EF	4,311	(4,311)		-
	Composites	291			291
	Primaloft	61		(61)	-
	Research	-			-
	Non Segment	(3,430)			(3,430)
	Total	$ 68,174	$ -	$ (61)	$ 68,113

Operating income	PMC	$ 42,624	$ (42,624)	$ -	$ -
	Machine Clothing	-	45,671	-	45,671
	EF	3,047	(3,047)	-	-
	Composites	(6,653)	-	-	(6,653)
	Primaloft	3,689	-	(3,689)	-
	Research	(23,849)	-	-	(23,849)
	Non Segment	(54,984)	-	95	(54,889)
	Total	$ (36,126)	$ -	$ (3,594)	$ (39,720)